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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-43828 and 333-54534) of Lexar Media, Inc. of our report dated January 31, 2002, except as to Notes 10 and 15, which is as of March 28, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 28, 2002 relating to the financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
March 28, 2002